Exhibit 10.3.5

THE NASDAQ STOCK MARKET, INC.

RESTRICTED STOCK AWARD AGREEMENT

RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) dated as of Date of Grant(the “Date of Grant”), between The Nasdaq Stock Market, Inc., a Delaware corporation (the “Company”), and Name (the “Director”):

R E C I T A L S:

The Company has adopted The Nasdaq Stock Market, Inc. Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

The Committee has determined that it is in the best interests of the Company and its shareholders to grant the restricted stock award provided for herein to the Director pursuant to the Plan and the terms set forth herein as an increased incentive for the Director to contribute to the Company’s future success and prosperity.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of the Restricted Shares.

(a) The Company hereby grants to the Director an Award (the “Award”) of Number of Shares Shares of restricted stock (the “Restricted Shares”), subject to the terms and conditions set forth in this Agreement and the Plan. Subject to Section 2 hereof, the Restricted Shares shall be registered in the name of the Director on the stock transfer books of the Company. However, any certificates issued with respect to Restricted Shares may be held by the Company in escrow under the terms hereof, provided, that, unless the Company determines otherwise, no such certificates should be issued prior to vesting pursuant to Section 2 hereof. Any such certificates shall bear the legend set forth in Section 1(b) below or such other appropriate legend as the Committee shall determine, which legend shall be removed only if and when the Restricted Shares have become vested Restricted Shares (as defined in Section 2(a) hereof). As a condition to the issuance of Shares pursuant to this Award, the Director shall deliver to the Company stock powers substantially in the form annexed hereto as Exhibit A duly endorsed in blank. The Director shall be entitled to vote all Restricted Shares, and shall be entitled to receive, free of all restrictions, ordinary cash dividends and dividends in the form of Shares thereon if any. The Director’s right to receive any extraordinary dividends or other distributions with respect to Restricted Shares prior to their becoming vested Restricted Shares shall be at the sole discretion of the Committee, but in the event of any such extraordinary dividends or distributions are paid to the holders of Company Shares, the Committee shall take such action as may be appropriate to preserve the value of, and prevent the unintended enhancement of the value of, the Restricted Shares.

(b) Unless otherwise determined by the Committee, any certificate issued in respect of the Restricted Shares shall bear the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in The Nasdaq Stock Market, Inc. Equity Incentive Plan and an agreement entered into between the registered owner and The Nasdaq Stock Market, Inc. Any attempt to dispose of these shares in contravention of the applicable restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null, void and without effect.”

2. Vesting.

(a) Except as otherwise provided in this Section 2 and Section 3 hereof, and contingent upon the Director’s continued service with the Company, one hundred percent of the Restricted Shares shall vest and become non-forfeitable on Vesting Date. Any Restricted Shares that have become vested shall be referred to hereunder as “vested Restricted Shares.”

(b) Notwithstanding any other provision of the Plan or this Agreement to the contrary, Restricted Shares (whether or not then vested) may not be transferred, assigned or otherwise encumbered other than in accordance with the applicable provisions of Section 6 hereof, prior to the completion of any registration or qualification of the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body, national securities exchange, or inter-dealer market system that the Committee shall in its sole discretion determine to be necessary or advisable.

3. Termination of Service.

(a) If the Company terminates the Director’s service on the Board on account of “Misconduct” (as such term is defined below), all Restricted Shares which have not as of the date of such termination become vested shall be deemed canceled and forfeited on the effective date of such termination without further consideration to the Director.

(b) If the Director’s service on the Board terminates by reason of death or “Disability” (as such term is defined below), all Restricted Shares shall become vested on the date of such termination.

(c) If the Director’s service on the Board terminates by reason of the expiration of his “Term” (as such term is defined below) prior to the date his Restricted Shares would otherwise vest pursuant to Section 2 hereof, all Restricted Shares shall become vested Restricted Shares.

(d) If the Director’s service on the Board terminates for any reason other than those set forth in Sections (a) through (c) of this Section 3, all Restricted Shares which have not as of the date of such termination become vested shall be deemed canceled and forfeited on the effective date of such termination without further consideration to the Director.

(e)	For purposes of this Agreement the terms “Misconduct,” “Disability,” and “Term” shall have meanings set forth in this Section 3(e):

(i) “Misconduct” means the Director’s conviction of, or pleading nolo contendre to a felony or to any crime, whether a felony or misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft, embezzlement, or Company property or a material breach of the Director’s fiduciary duty to the Company or its shareholders.

(i) “Disability” means the Director’s physical or mental incapacity for a period of 45 consecutive working days or 60 days in a six (6) month period which makes the Director unable to perform his duties to the Company. Any question as to the existence of the Disability of the Director shall be determined by a qualified physician selected by the Company.

(ii) “Term” shall mean each term of service on the Board commencing on the Director’s election or most recent re-election to the Board and ending on the third anniversary thereafter unless the Director was elected for a shorter period, in which event the shorter period shall be the Term; provided, however, that the Term shall be deemed to include any automatic renewal thereof.

4. No Right to Continued Service. Neither the Plan nor this Agreement shall confer on the Director any right to be retained, in any position, as an employee, consultant or director of the Company.

5. Transferability.

(a) The Restricted Shares may not, at any time prior to becoming vested Restricted Shares be transferable and may not be sold, assigned, transferred, disposed of, pledged or otherwise encumbered by the Director, other than by will or the laws of descent and distribution. Upon such transfer (by will or the laws of descent and distribution), such transferee in interest shall take the rights granted herein subject to all the terms and conditions hereof.

(b) Subject to Section 5(a) hereof, in order to comply with any applicable securities laws, the Director agrees that the Restricted Shares shall only be sold by the Director following registration of the Shares under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

6. Withholding. The Director shall pay to the Company promptly upon request, and in any event at the time the Director recognizes taxable income in respect of the Restricted Shares, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Such payment shall be made in the form of cash, Shares already owned for at least six months, delivering to the Company a portion of the Restricted Shares sufficient to satisfy the minimum withholding required with respect thereto, or in a combination of such methods, as irrevocably elected by the Director prior to the applicable tax due date with respect to such Restricted Shares. The Director shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code and shall provide the Company with a copy of such election. The Director shall be solely responsible for properly and timely completing and filing any such election.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

8. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

9. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Director, to the Director’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by either party.

10. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law.

11. Award Subject to Plan; Amendments to Award. This Award is subject to the Plan as approved by the shareholders of the Company. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement. By execution of this Agreement, the Director acknowledges receipt of a copy of the Plan.

The Nasdaq Stock Market, Inc.

Director

(Print Name)
Director Signature